Form of Revised Schedule A to the

Distribution and Shareholder Services Plan

As Amended and Restated _____, 2026

Name of Funds	Compensation
Sterling Capital Short Duration Bond ETF	[REDACTED]
Sterling Capital Ultra Short Bond ETF	[REDACTED]
Sterling Capital National Municipal Bond ETF	[REDACTED]
Sterling Capital Multi-Strategy Income ETF	[REDACTED]
Sterling Capital Hedged Equity Premium Income ETF	[REDACTED]
Sterling Capital Enhanced Core Bond ETF	[REDACTED]
Sterling Capital Large Cap Value Focused Factor ETF	[REDACTED]
Sterling Capital Small Cap Value Focused Factor ETF	[REDACTED]

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Sterling Capital Small Cap Value ETF	[REDACTED]
Sterling Capital North Carolina Intermediate Tax-Free ETF	[REDACTED]
Sterling Capital Virginia Intermediate Tax-Free ETF	[REDACTED]
Sterling Capital Hedged BDC Income ETF	[REDACTED]
Sterling Capital Macro-Led International Equity ETF	[REDACTED]
Sterling Capital AI Leaders ETF	[REDACTED]

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IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their officers designated below as of the day and year first above written.

STERLING CAPITAL FUNDS

By:
Name:	Todd M. Miller
Title:	Treasurer and Secretary

STERLING CAPITAL DISTRIBUTORS, LLC

By:
Name:	Teresa Cowan
Title:	President
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